UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEXENTIS TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

NEXENTIS TECHNOLOGIES INC.

HaPardes 134 (Meshek Sander))

Neve Yarak, Israel

March           , 2026

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Nexentis Technologies Inc. ((“we,” “us,” “our,” or the “Company”) to be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on April 20, 2026, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel for the following purposes:

1) To approve an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing one or more reverse stock splits of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”), and to grant our board of directors (the “Board”) the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and by such number of increments, and to effect the Reverse Split Amendment at such times and dates, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

2) Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

3) To approve, for Nasdaq Marketplace Rule 5635(d) purposes, the potential issuance of shares of common stock upon exercise of warrants that may be issued under an amendment to our facility agreement with L.I.A. Pure Capital Ltd. (the “Facility Amendment Proposal”).

4) To authorize an adjournment of the meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal (the “Adjournment Proposal”).

In order to facilitate your attendance at the Special Meeting, we strongly encourage you to advise David Palach, our Chief Executive Officer, by email at david@n2off.com or telephone at +972-54-721-5315 if you plan to attend the meeting prior to 11:59 p.m., Israel time (4:59 p.m. EDT), on April 29, 2026, so that we can timely provide your name to building security. If you do not advise us ahead of time that you will be attending the Special Meeting, we encourage you to arrive at the meeting no later than 4:00 p.m., Israel time (9:00 a.m. EDT), to ensure that you are able to pass through security prior to the start of the meeting.

Your vote is very important regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Special Meeting, whether or not you plan to attend. If you attend the Special Meeting in person, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Special Meeting through your broker/another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of our Board, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person. Thank you for your support of our Company.

Sincerely,

Amitay Weiss
Chairman

NEXENTIS TECHNOLOGIES INC.

HaPardes 134 (Meshek Sander)
Neve Yarak, 4994500 Israel
(347) 468 9583

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2026

March               , 2026

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Nexentis Technologies Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”). The Special Meeting of Stockholders of (the “Company”), will be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on April 30, 2026, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel for the following purposes:

1) To approve an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing one or more reverse stock splits of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”), and to grant our board of directors (the “Board”) the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and by such number of increments, and to effect the Reverse Split Amendment at such times and dates, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”).

2) Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

3) To approve, for Nasdaq Marketplace Rule 5635(d) purposes, the potential issuance of shares of common stock upon exercise of warrants that may be issued under an amendment to our facility agreement with L.I.A. Pure Capital Ltd. (the “Facility Amendment Proposal”).

4) To authorize an adjournment of the meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal (the “Adjournment Proposal”).

Stockholders are referred to the Proxy Statement accompanying this notice (the “Notice”) for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the Reverse Stock Split Proposal (Proposal 1); FOR the approval of the Equity Issuance Proposal (Proposal 2); FOR Facility Amendment Proposal (Proposal 3); and FOR the Adjournment Proposal (Proposal 4).

The Board has fixed the close of business on March 10, 2026, as the record date (the “Record Date”). Only holders of record of shares of our common stock as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you vote by telephone, over the Internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Special Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Special Meeting.

By Order of the Board

Amitay Weiss
Chairman

NEXENTIS TECHNOLOGIES INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 30, 2026

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Nexentis Technologies” refer to Nexentis Technologies Inc., a Nevada corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share (the “Common Stock”).

The accompanying proxy is solicited by the board of directors (the “Board”) on behalf of Nexentis Technologies Inc. (formally known as N2OFF, Inc.), a Nevada corporation, to be voted at the special meeting of stockholders of the Company (the “Special Meeting”) to be held on April 30, 2026, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any postponement(s) or adjournment(s) of the Special Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about March 11, 2026.

The executive office of the Company is located at, and the mailing address of the Company is, HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON April 30, 2026:

This Notice of Special Meeting of Stockholders, the Proxy Statement, the form of proxy and the 2025 annual report to stockholders are being made available to stockholders beginning approximately March 10, 2026. These documents are also included in our filings with the Securities and Exchange Commission (“SEC”), which you can access electronically at the SEC’s website at http://www.sec.gov and on www.proxyvote.com. A complete list of the stockholders entitled to vote at the Special Meeting will be available for inspection for any purpose germane to the Special Meeting ten days prior to the Special Meeting at the Company’s offices at HaPardes 134 (Meshek Sander), Neve Yarak, Israel, 4994500 during ordinary business hours.

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What are the Proposals that will be voted on by stockholders at the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Approval of an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing one or more reverse stock splits of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”), and to grant our board of directors (the “Board”) the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and by such number of increments, and to effect the Reverse Split Amendment at such times and dates, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

(2)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).

(3)	To approve, for Nasdaq Marketplace Rule 5635(d) purposes, the potential issuance of shares of Common Stock upon exercise of warrants that may be issued under an amendment to our facility agreement with L.I.A. Pure Capital Ltd. (the “Facility Amendment Proposal”).

(4)	Authorization of an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal (the “Adjournment Proposal”).

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Nexentis Technologies Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel, Attn: David Palach, Chief Executive Officer, or via email to david@n2off.com or telephone at +972-54-721-5315. Eligible stockholders of record receiving multiple copies of our Notice and Proxy Statement can request householding by contacting us in the same manner. stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to David Palach, our chief executive officer, at the address or telephone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on March 10, 2026 (the “Record Date”). The Record Date is established by the Board as required by Nevada law. On the Record Date, [●] shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Special Meeting, you have one vote for each share of Common Stock you own as of the Record Date.

What is the quorum requirement?

In accordance with the Company’s Bylaws, as amended (the “Bylaws”), the holders of not less than 33.33% of the voting power of all of the shares of the capital stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the holders of voting stock representing a majority of the voting power present at the Special Meeting or the presiding officer may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” A notice, and Proxy Statement, along with a voting instruction form, have been forwarded to you by your intermediary. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the voting instruction form they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Of the proposals described in this Proxy Statement, Proposal 1 Proposals 2, and 3 are considered “non-routine” matters. Proposal 4 is considered a “routine” matter. Accordingly, your broker does not have discretionary authority to vote your shares with respect to the Reverse Stock Split Proposal (Proposal 1), the Equity Issuance Proposal (Proposal 2), and the Facility Amendment Proposal (Proposal 3) in the absence of specific instructions from you. With respect to the Adjournment Proposal (Proposal 4) your broker will have the discretion to vote your shares even if you do not provide your broker with specific instructions on that proposal.

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet – All record holders can vote by touchtone telephone from the United States using the toll-free telephone number on the proxy card, or over the Internet (at www.proxyvote.com), using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person – All record holders may vote in person at the Special Meeting. “Street name” holders may vote in person at the Special Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Special Meeting and hand it in with a signed ballot that will be provided to you at the Special Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Written Proxy or Voting Instruction Form – All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a voting instruction form from your bank, broker or other intermediary.

The Board has appointed David Palach, our Chief Executive Officer, to serve as proxy for the Special Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the Special Meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, your broker has discretionary authority to vote your shares with respect to the Adjournment Proposal (Proposal 4), even if you do not provide your broker with specific instructions on that proposal. See “What is a broker non-vote?” above.

Even if you currently plan to attend the Special Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What are my choices when voting?

With respect to the Reverse Stock Split Proposal (Proposal 1), the Equity Issuance Proposal (Proposal 2); the Facility Amendment Proposal (Proposal 3), and the Adjournment Proposal (Proposal 4), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares FOR the Reverse Stock Split Proposal, FOR the Equity Issuance Proposal, FOR the Facility Amendment Proposal, and FOR the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxy will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted FOR the Reverse Stock Split Proposal, FOR the Equity Issuance Proposal, FOR the Facility Amendment Proposal, and FOR the Adjournment Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Special Meeting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to David Palach, chief executive officer, at the Company’s address above, which notice must be received before noon, Eastern Daylight Time on April 29, 2026.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum:

●	Proposal 1 – pursuant to amendments to Nevada Revised Statutes adopted in May 2023, including an amendment to Section 78.2055 of the Nevada Revised Statutes, a reverse stock split of publicly traded Nevada corporations, including the Company, will require approval of the voting standard established in the governing documents of the corporation for “routine” matters, which according to the Company’s Bylaws, requires approval of a majority of the total votes cast at the Special Meeting. Failures to vote, or abstentions, if any, will have no effect on the outcome of the Reverse Stock Split Proposal (Proposal 1). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

●	Proposal 2 – pursuant to Section 5635 of the Nasdaq Rules, the Equity Issuance Proposal (Proposal 2) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Equity Issuance Proposal (Proposal 2).

●	Proposal 3 – pursuant to Section 5635 of the Nasdaq Rules, the Facility Amendment Proposal (Proposal 3) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Facility Amendment Proposal (Proposal 3).

●	Proposal 4 – pursuant to the Company’s Bylaws, this proposal requires approval of a majority of the total votes cast at the Special Meeting. Failures to vote, or abstentions, if any, will have no effect on the outcome of the Adjournment Proposal (Proposal 4).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. Under Nevada Revised Statutes stockholders are not entitled to any appraisal rights or similar rights of dissenters with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by him in accordance with applicable law and his judgment on such matters.

Where can I find voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact David Palach, our Chief Executive Officer, by email at david@n2off.com or telephone at +972-54-721-5315.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of [●], 2026 of (i) each of our current directors, (ii) Chief Executive Officer and each of our other executive officers , (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding Common Stock.

The beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

The percentage of shares of Common Stock beneficially owned is based on [●] shares of Common Stock outstanding as of March 11, 2026.

Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and the address for each beneficial owner listed in the table below is c/o Nexentis Technologies Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or more stockholders:
L.I.A. Pure Capital Ltd. (1)
SciSparc Ltd. (3)
Dr. Alon Silberman (4)
Prof. Ciro Leonardo Pierri (5)
Directors:
Amitai Weiss
Eliahou Arbib
Udi Kalifi
Israel Berenshtein
Ronen Rosenbloom
Liat Sidi
Asaf Itzhaik
Executive Officers:
David Palach
Lital Barda
All directors and executive officers as a group (9 persons)

*	Less than 1%.

(1)	Kfir Silberman, Chief Executive Officer, sole director and control shareholder of L.I.A. Pure Capital Ltd. (“Pure Capital”), has sole voting and dispositive power over the shares held by Pure Capital. The address of Pure Capital is 20 Raoul Wallenberg, Tel Aviv Israel, 6971916.

(2)	Includes [●] shares held directly by Mr. Silberman and [●] shares issuable upon currently exercisable warrants subject to a 9.99% beneficial ownership limitation.

(3)	SciSparc Ltd. has sole voting and dispositive power over the shares. SciSparc Ltd. is a publicly traded company. To the best of our knowledge, SciSparc Ltd. does not have any controlling shareholders. The address of Scisparc Ltd. is 20 Raoul Wallenberg, Tel Aviv, Israel, 6971916.

(4)	Dr. Alon Silberman, an individual and the Chief Executive Officer of MitoCareX Bio Ltd., a wholly owned subsidiary of the Company (“MitoCareX”). The address of Dr. Silberman is 40 Gordon Street, Givatayim, Israel, 5322709.

(5)	Dr. Ciro Leonardo Pierri, an individual and a founder of MitoCareX. The address of Dr. Pierri is Via dello stadio, 11, Carosino, Taranto, Italy 74021.

PROPOSAL 1: REVERSE STOCK SPLIT

Introduction

Our Board adopted resolutions by unanimous written consent, and recommended that stockholders approve at the Special Meeting, one or more reverse stock splits of the issued and outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”), granting the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and by such number of increments, and to amend the Company’s Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing the Reverse Stock Split at such times and dates, if at all, as to be determined by the Board in its sole discretion. If approved, the Board will have the authority to approve and effect one or more reverse stock splits of the issued and outstanding capital stock of the Company provided that such reverse stock split(s) does not exceed the upper limitation ratio of 1-for-500.

Upon the effectiveness of the Reverse Split Amendment, if effected, the issued shares of Common Stock outstanding immediately prior to the Split Effective Time will be reclassified into a smaller number of shares. The ultimate ratio of the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the listing requirements to continue meeting the minimum bid requirement under The Nasdaq Capital Market (“Nasdaq”) listing rules. The form of the Reverse Split Amendment is attached to this Proxy Statement as Annex A.

The Reverse Stock Split will not change the number of authorized shares of Common Stock or preferred stock, or the par value of the Common Stock or preferred stock. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

On January 17, 2025, the SEC approved an amendment to Nasdaq Listing Rule 5810(c)(3)(A)(iv), according to which, an issuer is not eligible for any compliance period to cure a deficiency under the minimum bid price requirement if it effected a reverse stock split over the prior one-year period. Due to this amendment, our Board has resolved to approve a framework which allows for the conduction of multiple reverse stock splits, in order to remain in compliance with the minimum bid price requirement for an elongated period of time.

On September 3, 2025, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, to effect a reverse stock split of our Common Stock at a ratio of one-for-thirty-five (1-for-35), which became effective upon filing on September 3, 2025 and became effective for Nasdaq purposes on September 22, 2025.

Reasons for the Reverse Stock Split and Nasdaq Listing Requirements

Our Common Stock is listed on Nasdaq under the symbol “NXTS”. For our Common Stock to continue to be listed on Nasdaq, we must meet the current continued listing requirements, including the requirement under Nasdaq Listing Rule 5550(a) that our Common Stock maintain a minimum bid price per share of at least $1.00 per share (the “Minimum Bid Price Requirement”).

On each day between [●], 2026 and [●], 2026, the closing bid price of our Common Stock fell below $1.00. Previously, on separate occasions, the closing bid price of our Common Stock fell below $1.00 as well. There is a risk that in the near future, the closing bid price of our Common Stock will fall below $1.00 for the thirty (30) consecutive business days, which will constitute non-compliance with the Minimum Bid Price Requirement. In that event, we will need to effect a reverse stock split of our outstanding shares of Common Stock within a 180-day compliance period at the reverse split ratio that would be sufficient to continue compliance with the Minimum Bid Price Requirement.

The Board determined that the Reverse Stock Split, if effected, will mitigate potential non-compliance with Nasdaq Listing Rule 5550(a)(2) and recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons:

●	the Board believes that the Reverse Stock Split may be the only option available to the Company to increase its stock price as required for continued listing on Nasdaq;

●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees;

●	if the Reverse Stock Split successfully increases the per share price of the Common Stock, the Board believes this increase may facilitate future financings by the Company.

The Board has determined that the continued listing of our Common Stock on Nasdaq is in the best interests of our stockholders. In addition to ensure compliance with continuing Nasdaq Listing Rules, including the Minimum Bid Price Requirement, if Reverse Stock Split becomes effective, it could make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below $1.00 or tend to discourage individual brokers from recommending such stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

If we were unable to maintain compliance with the Minimum Bid Price Requirement and our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQX, the OTCQB or the OTC Pink Tier maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy or sell, our Common Stock on an over-the-counter market and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, or their own policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, if our Common Stock were no longer to be listed on Nasdaq, we believe the Company’s ability to pursue and consummate future financings necessary to enable it to continue its business and operations would be materially and adversely impaired. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board’s Discretionary Authority with respect to the determination of the Reverse Stock Split Ratio and the Time of the Effectiveness of the Reverse Stock Split.

The Reverse Stock Split Proposal, if approved by stockholders at this Special Meeting, would permit, but not require, the Board to effect a Reverse Stock Split of our Common Stock at any time, with the specific split ratio to be fixed within the Reverse Split Range by the Board in its sole discretion without further stockholder approval. The Board believes that granting this discretion enables the Board to fix the specific Reverse Split Ratio within the Reverse Split Range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the Reverse Stock Split Ratio, the Board may consider, among other things, factors such as:

●	the total number of shares of Common Stock outstanding;

●	Nasdaq requirements for the continued listing of Common Stock;

●	the historical trading price and trading volume of Common Stock;

●	the then prevailing trading price and trading volume for Common Stock;

●	the anticipated impact of the Reverse Stock Split on the trading price of and market for Common Stock;

●	the administrative and transaction costs associated with potential exchange ratios;

●	potential financing opportunities; and

●	prevailing general market and economic conditions.

The Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

Effectiveness of the Reverse Stock Split

If approved by our stockholders, the Reverse Stock Split would become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Reverse Split Amendment, which will constitute the Split Effective Time. The exact timing of the Reverse Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Split Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Potential Market Effects of the Reverse Stock Split

The Reverse Stock Split Proposal is intended primarily to increase the Company’s per share bid price and satisfy the Minimum Bid Price Requirement under Nasdaq listing rules. Reducing the number of outstanding shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that it will be able to meet or maintain a bid price over the Minimum Bid Price Requirement for continued listing on Nasdaq or any other exchange. The delisting of the Common Stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our Common Stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of the Company’s ability to raise capital. Delisting could also cause a loss of confidence among the Company’s customers, collaborators, vendors, suppliers and employees, which could harm its business and future prospects.

Reducing the number of outstanding shares of Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. The market price of our Common Stock will also be based on and may be adversely affected by our performance, financial results market conditions, the market’s perception of our business and other factors which are unrelated to the number of shares outstanding. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our Common Stock. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

In evaluating the Reverse Stock Split proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock split generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Potential Increased Investor Interest if the Reverse Stock Split is Implemented

An investment in the Common Stock at the current market price may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board believes that the anticipated higher market price expected to result from a Reverse Stock Split will reduce, to some extent, the negative effects of the practices of brokerage houses and investors described above on the liquidity and marketability of the Common Stock.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of the Common Stock. The Company cannot predict whether the Reverse Stock Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees;
●	the market price per share will either exceed or remain in excess of $1.00, the Minimum Bid Price Requirement by Nasdaq for continued listing; or
●	the Company would otherwise meet the Nasdaq listing requirements even if the per share market price of the Common Stock after the Reverse Stock Split meets the Minimum Bid Price Requirement.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Potential Effects of the Proposed Reverse Split Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the Reverse Split Ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will, in lieu of a fractional share, receive one whole share of Common Stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares of Common Stock would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of our Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. Any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of our Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock.

In addition to sales of our Common Stock, if our stockholders approve the Reverse Stock Split and the Board effects it, the additional available shares of our Common Stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to Common Stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Split Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable continued listing requirements, our Common Stock will continue to be listed on Nasdaq and traded under the symbol “NXTS,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Split Effective Time to indicate that a Reverse Stock Split has occurred. After the Split Effective Time, it is expected that our Common Stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act. After the Split Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of our Common Stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock Option Awards and Equity Incentive Plans

Based upon the Reverse Split Ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share exercise price of all outstanding options. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of our Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Effect of the Reverse Stock Split on Warrants

In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding warrants as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Stock Split Ratio.

Accounting Matters

The proposed Reverse Split Amendment will not affect the par value of $0.0001 of our Common Stock. As a result, at the Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes the Company’s pro forma capitalization of Common Stock, as of March 10, 2026, before and after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2) and 1-for-five-hundred (1-for-500). The table below does not include 5,000,000 shares of Preferred Stock authorized under our Articles of Incorporation, as amended, none of which is currently outstanding. The Reverse Stock Split alone would have no effect on our authorized capital stock, including our authorized preferred stock. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Current	After Reverse Split if 1: 2 Ratio is Selected	After Reverse Split if 1: 500 Ratio is Selected

Shares of Common Stock Issued and Outstanding(1)	[●]	[●]	[●]
Shares of Common Stock Reserved for Future Issuance but not Issued and Outstanding(1)(2)	[●]	[●]	[●]

(1) These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split.

(2) Includes, as of March 10, 2026 (i) [●] shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $[●] and; (ii) [●] shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $[●]. Does not include any shares of Common Stock issuable upon the exercise or conversion of securities that may have been issued after April 30, 2026.

Vote Required

Reverse Stock Split Proposal (Proposal 1) will require an affirmative vote of a majority of the total votes cast at the Special Meeting. Abstentions will have no effect on the outcome of Proposal 1. We do not expect that there will be broker non-votes with respect to Proposal 1. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Board Recommendation The Board recommends a vote FOR the approval of the Reverse Stock Split (Proposal 1).

PROPOSAL 2: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS

Our Common Stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires us to obtain stockholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (and/or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal 2 to our stockholders for their approval of the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

● The aggregate number of shares issued in the offerings will not exceed 20,000,000 shares of our Common Stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock);

● The total aggregate consideration will not exceed $100 million;

● The maximum discount at which securities will be offered (which may consist of a share of Common Stock and a warrant for the issuance of up to an additional share of Common Stock) will be equivalent to a discount of 20% below the market price of our Common Stock at the time of issuance in recognition of the historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict.

● Such offerings will occur, if at all, on or before the three-month anniversary of the Special Meeting; and

● Such other terms as the Board shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 20,000,000 shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal, subject to adjustment for any Reverse Stock Split (See Proposal 1). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $100 million. If all or part of the offerings are completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the issuance of securities in one or more non-public offerings, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Board Recommendation The Board recommends a vote FOR the approval of the Equity Issuance Proposal (Proposal 2).

PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED FACILITY AGREEMENT

Introduction

As previously reported by the Company in its Current Report on Form 8-K filed on October 1, 2024, the Company entered into a facility agreement (the “Original Facility Agreement”) with L.I.A. Pure Capital Ltd. (the “Lender”) for financing of up to EUR 6,000,000 (the “Original Credit Facility”), EUR 2,000,000 of which may be used to finance one project in Germany, and the remaining EUR 4,000,000 for other projects subject to the Lender’s pre-approval.

In connection with the Original Facility Agreement, the Company issued to the Lender a five-year warrant (the “Warrant”) to purchase 1,850,000 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.00 per share, subject to customary anti-dilution adjustments.

The Company’s stockholders previously approved the issuance of the Warrant Shares in accordance with Nasdaq Listing Rule 5635(d).

Amended and Restated Facility Agreement

The Company has entered into an amended and restated facility agreement with the Lender (the “Amended and Restated Facility Agreement”), which, among other things: (i) increases the total amount available under the credit facility from EUR 6,000,000 to EUR 10,000,000; and (ii) amends certain provisions relating to the Warrant’s anti-dilution adjustment mechanism.

Except as modified, the principal economic terms of the credit facility, including interest rate, repayment structure, drawdown period, and general warrant terms, remain substantially consistent with the Original Facility Agreement.

A copy of the Amended and Restated Facility Agreement is attached to this proxy statement as Annex B.

Price Maintenance Provision

Under the Amended and Restated Facility Agreement, the parties agreed to add a “price maintenance” provision to the Warrant’s anti-dilution adjustment mechanism. This provision is intended to preserve the economic value of the Warrant and provides that, upon certain future issuances of Company securities at prices below the then-current exercise price of the Warrant, adjustments may be made to reduce the Warrant exercise price; and/or increase the number of Warrant Shares issuable upon exercise.

These adjustments may result in the issuance of a number of shares of Common Stock that exceeds 20% of the Company’s currently outstanding shares and/or an exercise price that is below the applicable Nasdaq “Minimum Price.”

Reasons for Stockholder Approval

The Company is seeking stockholder approval of this proposal in order to comply with Nasdaq Listing Rule 5635(d).

This Listing Rule requires stockholder approval prior to the issuance of securities in a transaction, other than a public offering, involving: (i) the sale, issuance, or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock; and (ii) an issuance price that is less than the lower of: (a) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (b) the average Nasdaq Official Closing Price for the five trading days immediately preceding such signing (the “Minimum Price”).

Because the amended anti-dilution provisions, including the price maintenance mechanism, may result in a reduction of the Warrant exercise price below the Minimum Price; and/or the issuance of Warrant Shares exceeding 20% of the Company’s outstanding shares, stockholder approval is required under Nasdaq Listing Rule 5635(d).

Purpose and Benefits of the Transaction

The Board believes the Amended and Restated Facility Agreement is in the best interests of the Company and its stockholders because it:

●	provides access to additional financing on terms negotiated with an existing lender;

●	supports the Company’s project development and growth strategy;

●	avoids the need for potentially more dilutive equity financing alternatives; and

●	strengthens the Company’s overall liquidity position.

Consequences if Stockholders Do Not Approve

If stockholders do not approve this proposal:

●	the Company may be unable to utilize the increased credit facility;

●	the Company may be required to renegotiate or terminate the financing arrangements; and

●	the Company could face reduced financial flexibility, which may adversely affect its operations and strategic plans.

Additionally, under the terms of the Amended and Restated Facility Agreement, failure to obtain stockholder approval may limit or prevent adjustments to the issuance of Warrant Shares that were negotiated as consideration for the increased financing commitment.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

Board Recommendation The Board recommends a vote FOR the approval of the Facility Amendment Proposal (Proposal 3).

PROPOSAL 4: AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

In this Adjournment Proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the Reverse Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal in the event there are not sufficient votes to approve such proposal. If our stockholders approve this Proposal 2, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against the Reverse Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal. Among other things, approval of this Proposal 2 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Split Proposal, the Equity Issuance Proposal, or the Facility Amendment Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on this proposal is required to approve the Adjournment Proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of Proposal 4.

Board Recommendation The Board recommends a vote FOR the Authorization to Adjourn the Special Meeting as Set Forth in Proposal 4.

OTHER BUSINESS

The Board does not intend to bring any other matters before the Special Meeting and knows of no other matters to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the person named in the accompanying proxy will vote the proxy in accordance with applicable law and as he may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of, or as a stockholder of, the Company.

(b) No director of the Company has informed us that he or she intends to oppose the action taken by the Company set forth in this Proxy Statement.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

NEXENTIS TECHNOLOGIES INC.

(to be attached to the Nevada Form of Certificate of Amendment pursuant to NRS 78.385/78.390)

Section 2B(iv) shall be added after the end of Section 2B(iii) of Article IV of the Articles of Incorporation, as amended, to read as follows:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each [______] (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

NEXENTIS TECHNOLOGIES INC.

HAPARDES 134 (MESHEK SANDER),

NEVE YARAK, 4994500 ISRAEL

(347) 468-9583

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby constitutes and appoints David Palach as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to represent and to vote, on behalf of the undersigned, all shares of Common stock of Nexentis Technologies Inc. (the “Company”) held of record in the name of the undersigned at the close of business on March 10, 2026, at the Special Meeting of Stockholders (the “Meeting”) to be held at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel, and at any and all adjournments or postponements thereof, on the matters listed on the reverse side, which are more fully described in the Notice of Special Meeting of Stockholders of the Company and Proxy Statement relating to the Meeting.

The undersigned hereby revokes any and all proxies heretofore given with respect to the vote at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any proposal, this proxy will be voted FOR each proposal, in accordance with the recommendations of the Company’s Board.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

NEXENTIS TECHNOLOGIES INC.

April 30, 2026

VOTE BY MAIL (Mark, sign, date and mail your proxy card in the postage-paid, return-addressed envelope we have provided)

THE BOARD RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN
1.	To approve the Reverse Split Amendment, implementing the reverse stock split of the issued and outstanding shares of our Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-500 (the “Reverse Split Range”) and to grant the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Reverse Split Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);	☐	☐	☐

2.	Approval of issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company’s common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance Proposal”).	☐	☐	☐

3.	To approve, for Nasdaq Marketplace Rule 5635(d) purposes, the potential issuance of shares of common stock upon exercise of warrants that may be issued under an amendment to our facility agreement with L.I.A. Pure Capital Ltd. (the “Facility Amendment Proposal”).	☐	☐	☐

4.	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal (the “Adjournment Proposal”).	☐	☐	☐

Signature of stockholder	Date	Signature of stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

ANNEX B

AMENDED AND RESTATED FACILITY AGREEMENT

THIS AMENDED AND RESTATED FACILITY AGREEMENT (the “Agreement”) is made as of March 1, 2026, by and between L.I.A. Pure Capital Ltd., company no. 514408715, or such other party as shall be designated by L.I.A. Pure Capital Ltd. (the “Lender”) and Nexentis Technologies Inc. (formerly N2OFF, Inc.) (the “Borrower” or the “Company”) (the Borrower together with the Lender, the “Parties” and individually each a “Party”). This Agreement amends and restates in its entirety that certain Facility Agreement, dated as of October 1, 2024, by and between the Lender and the Borrower (the “Original Agreement”). From and after the date hereof, the Original Agreement shall be amended and restated in its entirety and replaced by this Agreement.

WHEREAS,	the Borrower is a publicly traded company; and

WHEREAS,	the Borrower desires to receive funding in the aggregate amount of EUR ten million (€10,000,000) (the “Principal Amount”) whereby such Principal Amount shall be used for purposes of financing the Company’s operations and potential transactions, which may include acquisitions, provided such draw down is pre-approved by the Lender; and

WHEREAS,	the Parties wish to set forth in this Agreement the terms and conditions of the Loan (as defined below) and to determine their mutual rights and obligations.

Now, Therefore, the parties hereto hereby agree as follows:

1.	Preamble and Definitions

1.1.	The Preamble to this Agreement and all Schedules hereto shall constitute an integral part of this Agreement.

1.2.	In this Agreement, including the Schedules hereto, the following terms shall have the meanings set out opposite them below:

“Business Day” Means a day (other than a Friday, Saturday and an official holiday) on which banks are generally open for business in Israel.

“Effective Date” Means the date the Agreement is signed by the Parties.

1.3.	Interpretation

In this Agreement, unless the contrary intention appears, a reference to:

1.3.1.	a Section, Clause, a Sub-clause or a Schedule is a reference to a section, clause or sub-clause of, or a schedule to, this Agreement;

1.3.2.	a Party or any other person/entity includes its successors in title, permitted assignees and permitted transferees;

1.3.3.	the headings in this Agreement do not affect its interpretation; and

1.3.4.	any dispute of interpretation in relation to any clause set forth in the Agreement shall be interpreted in accordance with and in the context of the Purpose.

2.	Representations and Warranties of the Borrower

The Borrower hereby represents, covenants and warrants to the Lender as follows:

2.1.	The Borrower is a corporation duly organized, validly existing under the laws of the State of Nevada.

2.2.	The Borrower has the corporate power to enter into, perform and deliver, and has taken all necessary actions to authorize the entry into, performance and delivery of, the Agreement and all its Exhibits and Schedules, and to carry on its business as now being conducted.

2.3.	The entry into this Agreement by the Borrower does not conflict with: (i) any applicable law; (b) the articles of incorporation or bylaws of the Company or any of its other constitutional documents; or (iii) any agreement which it is a party or under which it is bound.

2.4.	No consent, approval, order or authorization of any third party, or registration, qualification, designation, declaration or filing with governmental authority is required on the part of the Borrower in connection with the consummation of the transactions contemplated by this Agreement.

2.5.	The authorized share capital of Borrower consists of (i) 500,000,000 shares, consisting of (i) 495,000,000 shares of common stock, par value $0.0001, and (ii) 5,000,000 shares of preferred stock, of which zero shares of preferred stock are issued and outstanding as of the Effective Date. Except as disclosed in the Company Reports or as detailed in the disclosure schedule attached as Schedule 2 hereto (“Disclosure Schedule”): (i) there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Borrower having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Borrower; (ii) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower is a party or by which it is bound obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of common stock of Borrower or other equity or voting securities of Borrower or obligating Borrower to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; (iii) there are no outstanding contractual obligations, commitments, understandings or arrangements of Borrower to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of common stock of the Borrower or any other securities of Borrower; (iv) there are no agreements or arrangements pursuant to which Borrower is or could be required to register Borrower’s shares of common stock or other securities under the Securities Act (as defined below) or other agreements or arrangements with or among any holders of Borrower or with respect to any securities of Borrower; and (v) the issuance of the Shares (as defined below) will not trigger any anti-dilution rights of any existing securities of Borrower. Except as disclosed in the Company Reports, as of the Effective Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Borrower, or otherwise require Borrower to issue, any shares of share capital of Borrower or securities or obligations of any kind convertible into or exchangeable for any shares of common stock of Borrower.

2.6.	Since January 1, 2021, Borrower has filed all forms, reports and documents with the Securities and Exchange Commission (the “SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Company Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date such Company Report was filed, and (ii) each Company Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Borrower, none of the Company Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Company Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Company Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Borrower and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Company Reports, Borrower has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Borrower or in the notes thereto.

2.7.	Since January 1, 2021, and except as disclosed in its Company Reports or Disclosure Schedule, (i) Borrower has not incurred any liabilities or obligations, indirect, or contingent, or entered into any oral or written agreement or other transaction which exceeds US$100,000; (ii) Borrower has not paid or declared any dividends or other distributions with respect to its share capital, or redeemed or purchased or otherwise acquired any of its shares of Common Stock and Borrower is not in default in the payment of principal or interest on any outstanding debt obligations, except as set forth herein; (iii) Borrower has not initiated any compensation arrangement or agreement with any executive officer; (iv) there has not been any change in the shares of Common Stock of Borrower; and (v) there has not been any other event which has caused, or is likely to cause, a material adverse effect on Borrower.

2.8.	Other then as disclosed in its Company Reports or Disclosure Schedule, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Borrower, threatened against Borrower. Borrower is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

2.9.	Borrower has not been advised, nor does Borrower have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

2.10.	Except as otherwise notified by the Borrower to the Lender, Borrower has filed all necessary federal, state and foreign income and franchise tax returns, and the equivalent thereof with the respective organs in the State of Nevada, and has paid or accrued all taxes shown as due thereon, and Borrower has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

2.11.	The Shares (as defined below), when issued (if applicable), will conform in all material respects to the descriptions of Borrower’s shares of Common Stock contained in the Company Reports and other filings with the SEC.

2.12.	Borrower has disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to Borrower is made known to Borrower’s principal executive officer and Borrower’s principal financial officer or persons performing similar functions.

2.13.	All disclosure provided to Lender regarding Borrower, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Borrower with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.14.	This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

3.	Representations and Warranties of the Lender

The Lender hereby represents, covenants and warrants to the Borrower as follows:

3.1.	The Lender, and any additional persons and/or entities that may provide funds under this Agreement solely by and through the Lender (the “Additional Persons”), is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and to support its classification as an Accredited Investor, Lender shall sign and deliver to Borrower the declaration in the form attached hereto as Schedule 3.

4.	Loan Drawdowns

The Borrower shall be entitled, at its discretion, to submit a request to draw down an aggregate amount not exceeding EUR ten million (€10,000,000) for purposes of financing the Company’s operations and potential transactions, which may include acquisitions, provided such draw down is pre-approved by the Lender. Each such drawdown amount shall be deposited within two (2) Business Days of approval of such draw down request directly by the Lender into the Company’s bank account detailed in Schedule 4.1 hereto, and the Lender shall deliver to the Borrower a wire confirmation thereof upon such transfer date.

5.	Interest

Interest on the Principal Amount (the Principal Amount together with Interest accrued thereon, the “Loan”) shall accrue at a rate of seven percent (7%) per annum, which amount shall be paid in advance by the Company to the Lender upon each drawdown for a period representing twenty four (24) months, and such payment shall be deducted from the drawdown.

6.	Repayment

The Borrower shall repay the Principal Amount to the Lender exclusively from proceeds resulting from either (a) the Company Projects or (b) financing transactions of the Company whereby the Lender shall receive an amount representing 33% of the proceeds from such financing transactions; for the avoidance of any doubt, it shall be understood that the Company shall not be held liable to repay any amount of the Principal Amount other than from proceeds received from the Company Projects. Notwithstanding the foregoing, any amount remaining under the Principal Amount as of the fifth (5th) anniversary of the Closing (the “Term”) shall be repaid within thirty (30) days of the end of the Term and the Borrower shall be entitled to repay the Lender from additional sources.

7.	Taxes

7.1.	Any tax consequences arising from the grant or repayment of the Loan, shall be borne solely by the Lender. Borrower is allowed to withhold tax at source from any repayment it shall pay to the Lender pursuant to applicable law, unless Borrower has provided it with a valid tax exemption issued by the Israeli Tax Authority providing otherwise.

7.2.	The Borrower shall pay VAT, where applicable, on any payment paid by it against an applicable tax invoice.

8.	Warrant

8.1	The Borrower shall issue to the Lender a warrant to purchase 1,850,000 shares of Common Stock, with an exercise of price of $1.00 (the “Warrant”), in the form attached hereto as Annex A, which Warrant shall include a limitation on beneficial ownership of 4.99%; and, notwithstanding the foregoing, if stockholder approval is required for the issuance of the Warrant, such approval will be obtained no later than six (6) months following the Closing.

8.2	In the event of an adjustment(s) to the Exercise Price of the Warrant pursuant to Section 2(a) of the Warrant following a Dilutive Issuance (as defined in the Warrant), then the Company shall issue to the Lender an additional warrant (the “Additional Warrant”) in substantially the same form as the Warrant to purchase such number of shares of Common Stock of the Company so that the aggregate exercise price payable under the Warrant and the Additional Warrant, after taking into account the decrease in the Exercise Price (as defined in the Warrant), shall be equal to the aggregate Exercise Price under the Warrant immediately prior to the date of such Dilutive Issuance.

9.	Transfer or Resale

9.1.	The Parties further acknowledge and are aware that the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Shares”), may only be disposed of in compliance with respective U.S. state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Borrower may require the transferor thereof to provide to the Borrower an opinion of counsel selected by the transferor and reasonably acceptable to the Borrower, the form and substance of which opinion shall be reasonably satisfactory to the Borrower, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

9.2.	The Lender agrees to the imprinting, so long as required by this Section 9.2, of a legend on any such Shares (issuable upon the exercise of the Warrants) in the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

9.3.	Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 9.2 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) if Shares are eligible for sale under Rule 144, without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Borrower shall cause its counsel to issue a legal opinion to the transfer agent of the Borrower promptly after the respective effective date of the transfer if required by the transfer agent to effect the removal of the legend hereunder.

9.4.	The Lender agrees with the Borrower that the Lender will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Shares as set forth in this Section 9 is predicated upon the Company’s reliance upon this understanding

10.	Undertakings

10.1.	Within seventy five (75) days from the Effective Date, the Company shall file a registration statement with the SEC to register the resale of the Shares by the Lender, or any Shares issuable to the Lender pursuant to an adjustment(s) set forth in the Warrants or Shares issuable pursuant to the Additional Warrant, so as to permit the public resale thereof (the “Resale Registration Statement”). However, if the Company files another resale registration statement with the SEC prior to such date, the Company shall use reasonable best efforts to register the resale of the Shares together with such other registration statement. The Company will use its reasonable efforts to ensure that such Resale Registration Statement is declared effective by the SEC within ninety (90) days of the filing thereof. The Company will ensure that all Shares issuable to the Lender are covered by the Resale Registration Statement and to the extent necessary file with, and cause to be decelerated effective by, the SEC, additional registration statements, to register any Shares not covered by the Resale Registration Statement, which such registration statements shall be filed no later than 45 days following the event triggering the increase of the number of Shares issuable to the Lender.

11.	Miscellaneous

11.1.	Governing Law; Jurisdiction. The laws of the State of Israel, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The appropriate courts in Tel-Aviv – Jaffa, Israel shall have exclusive jurisdiction over any dispute or claim in connection with this Agreement and no other court shall have jurisdiction over any such matter.

11.2.	Assignment; Binding Upon Successors and Assigns.

The Lender and the Borrower may not assign any of their rights under this Agreement.

11.3.	Severability

If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.4.	Counterparts; Scanned Signatures

This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by one Party hereto to the other Party hereto by e-mail transmission of a photocopy of the original signature page hereto, and upon receipt of such e-mail transmission will be deemed to have the same effect as if the original signature had been delivered to the other parties.

11.5.	Amendments; Expenses

Any term or provision of this Agreement may be amended mutually in writing by the Parties. The Company shall be responsible for up to USD seven thousand five hundred ($7,500) in expenses incurred by the Lender in connection with the Agreement.

11.6.	Waivers

A waiver by a Party of any breach or default by the other Party shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of a Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of that Party thereafter to enforce such provisions.

11.7.	Notices

All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by e-mail, sent by certified or registered mail, postage pre-paid, or sent by express courier service. Such notices and other communications shall be effective upon receipt if hand delivered, if sent by e-mail – one (1) Business Day following transmission, seven (7) Business Days after mailing if sent by mail, and one (1) Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other party in accordance with this Clause 14.7: if to Borrower: Nexentis Technologies Inc., HaPardes 134 (Meshek Sander), Neve Yarak, Israel, Attention: David Palach, E-mail:david@n2off.com; if to Lender: L.I.A. Pure Capital Ltd., 20 Wallenberg Raul, Tel Aviv, Israel, Attention: Kfir Zilberman, E-mail: kfir@shremzilberman.com.

11.8.	Term

Notwithstanding the foregoing and in accordance with Section 6 herein, all obligations, covenants and rights of the Parties hereunder shall terminate and expire upon repayment in full of the amounts to be repaid herein.

11.9.	Entire Agreement

This Agreement, the annexes and schedules hereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto.

[Signature page follows]

N WITNESS WHEREOF, this Agreement has been executed by the duly authorized representative of each Party as of the date first stated above.

L.I.A. Pure Capital Ltd.		Nexentis Technologies Inc.

By:		By:

Name:	Kfir Silberman	Name:

Title:	CEO	Title:

Schedule 3

INVESTOR CERTIFICATION

Whereas, in connection with and as a condition to the undersigned subscriber’s receipt of equity securities (the “Securities”) of Nexentis Technologies Inc. (formerly N2OFF, Inc.) (the “Issuer”), the undersigned understands and agrees that none of the Securities have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state, provincial or foreign securities laws, and the Securities are being offered and sold to the undersigned in reliance upon one or more exemptions provided in the Securities Act. The Securities are not transferable except in accordance with the restrictions described herein.

The undersigned subscriber represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer is relying thereon) that:

1.	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

2.	the Issuer has provided to it the opportunity to ask question and receive answers concerning the Issuer and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with an investment decision to acquire the Securities;

3.	it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

4.	is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

5.	it has not purchased the Securities as a result of any form of general solicitation or general advertising; and

6.	if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities, directly or indirectly, unless the offer, sale or transfer is registered under the Securities Act or the offer, sale or transfer is subject to an exemption from the registration requirements under the Securities Act.

The undersigned subscriber is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act because: (Check all boxes below which correctly describe you.)

☐	The subscriber is a natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent, at the time of subscription exceeds $1,000,000 (excluding the value of the subscriber’s primary residence).

☐	The subscriber is natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of the two most recent years, and has a reasonable expectation of reaching the same income level in the current year.

☐	The subscriber is a director, executive officer, general partner or (if the Company is a limited liability company) manager of the Company or, if the Company is partnership or a limited liability company, a director, executive officer, general partner or (if the general partner or manager of the Company is a limited liability company) manager of the Company’s general partner or manager.

☐	The subscriber is an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	The subscriber is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission has designated as qualifying an individual for accredited investor status.

☐	The subscriber is a natural person who is either (i) an executive officer, trustee, general partner, advisory board member, or person serving in a similar capacity for the Company or an Affiliated Management Person of the Company (i.e., an individual or entity that manages the investment activities of the Company) or (ii) an employee of the Company or an Affiliated Management Person (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Company or an Affiliated Management Person or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of the Company or an Affiliated Management Person, provided that he or she has been performing such functions and duties for or on behalf of the Company for at least 12 months, if the Company would be an investment company, as defined by in Section 3 of the Investment Company Act of 1940, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act.

☐	The subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who either alone or with such person’s purchaser representative(s) has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment. The subscriber is a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, and whose prospective investment in the Company is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	The subscriber is a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in the preceding paragraph and whose prospective investment in the Company is directed on behalf of such family office by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	The subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring an interest in the Company, with more than $5,000,000 in assets.

☐	The subscriber is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

☐	The subscriber is a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934.

☐	The subscriber is an insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	The subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

☐	The subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

☐	The subscriber is a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940.

☐	The subscriber is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	The subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the decision to invest is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser.

☐	The subscriber is an employee benefit plan within the meaning of Title I of ERISA having total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	The subscriber is an entity, of a type not listed previously, not formed for the specific purpose of acquiring the securities offered, owning investments, as defined in Rule 2a51-1(b) under the Investment Company Act of 1940, in excess of $5,000,000.

☐	The subscriber is an entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth above.

☐	None of the above.

The undersigned subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

L.I.A. Pure Capital Ltd.

By:	Kfir Silberman
Its:	CEO
Date:

Schedule 4.1 – Company’s bank account details

Bank Name:

Branch Name:

Branch Number:

Bank Address:

Swift:

Account name:

Account #: